                                                                   EXHIBIT 10.11

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IN NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

                                 BUILDNET, INC.
                             STOCK PURCHASE WARRANT

         This Warrant is issued as of this 21st day of May 1999 (the "Effective Date") by BuildNet, Inc., a North Carolina corporation (the "Company"), to GE Capital Equity Investments, Inc., or permitted assigns (the "Holder").

         1. Issuance of Warrant; Term; Price.

                  1.1 Issuance. Subject to the terms and conditions set forth herein, Company hereby grants to Holder the right to purchase up to 271,319 shares (which number of shares is subject to adjustment as described below) of Company's Series B Preferred Stock (the "Warrant Stock"). This Warrant shall become exercisable based on General Electric Company's operating unit, General Electric Appliances ("GEA") meeting the milestones as set forth below. In all cases, achievement of the milestones below will be based on GEA's active participation in helping to promote the Company's electronic commerce application and network (the "BuildNet System"). In order to meet the milestones as set forth below, the Company acknowledges that GEA and the Company will work together to bring the parties to contract, and it is not required that GEA alone bring the party to contract, so long as GEA has an active role in introducing the prospect (manufacturer, distributor or builder) to the Company and uses its good faith efforts to provide reasonable assistance to Company personnel in promoting, negotiating and/or closing the prospect's participation in the BuildNet System.

         Commencing on the Commencement Date, as defined below, GEA will commence sales and marketing efforts designed to increase participant enrollment in the BuildNet System. "Commencement Date" means the date that GEA, in its good faith reasonable judgment, (which shall not be unreasonably withheld) confirms that the Company has provided it with sales and marketing materials sufficient to allow GEA to solicit manufacturers, distributors and builders in a manner reasonably likely to result in such persons agreeing to participate in the BuildNet System. The parties agree that said sales and marketing materials will be completed within ninety (90) days of the Effective Date, unless extended by mutual consent. GEA agrees to use its


Portions of this exhibit marked by [*] have been omitted pursuant to a request for confidential treatment.

reasonable commercial efforts to help the Company prepare said materials. The Warrant may be exercised for the following number of shares of Warrant Stock based on GEA's achievement of the corresponding milestone(s).

                           (a) For every [*] identified in Exhibit A for which
the Initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied, and for every [*] identified in Exhibit A for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date) and for which the Final Warrant Trigger has been satisfied, the Warrant will become exercisable as to [*] shares of Warrant Stock.

                           (b) For every [*] identified in Exhibit A for which
the Initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied, and for every [*] identified in Exhibit A for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date), and for which the Final Warrant Trigger has been satisfied, the Warrant will become exercisable as to [*] shares of Warrant Stock.

                           (c) For every [*] identified on Exhibit A for which
the initial Warrant Trigger has been satisfied during the first [*] months after the Commencement Date, and for which the Final Warrant Trigger is satisfied and for every [*] for which the Initial Warrant Trigger has been satisfied during the next [*] months thereafter (months [*] after the Commencement Date), and for which the Final Warrant Trigger has been satisfied, the Warrants will become exercisable as to [*] shares of Warrant Stock.

                           (d) For purposes of this section, "Initial Warrant
Trigger" means, with respect to any manufacturer, distributor or builder listed on Exhibit A, that (i) such person was introduced to the Company by GEA or its agents (whether such introduction was made prior to or after the Commencement Date and regardless of whether the Company has previously been introduced to or had discussions with such person prior to the Effective Date), (ii) following such introduction, GEA has used its good faith reasonable efforts to assist the Company in following up with such person in order to secure such person's participation in the BuildNet System, and (iii) the Company and such person enter into a non-binding letter of intent regarding the BuildNet System within the 12 or 18 month period after the Commencement Date, as applicable. "Final Warrant Trigger" means, with respect to any manufacturer, distributor or builder listed on Exhibit A, that the Company and such person enter into a definitive agreement regarding the BuildNet System within 6 months after execution of a letter of intent. In the event the BuildNet System is not operational for a given customer within said 6-month period, said period shall be extended until the BuildNet System has been made operational.

                           (e) If GEA thereafter helps bring other participants
to the BuildNet System who meet the criteria used in creating Exhibit A, the participants will, by mutual agreement of the Company and GEA (which agreement shall not be unreasonably withheld) be counted toward the milestone goals notwithstanding that the participants are not then on Exhibit

Portions of this exhibit marked by [*] have been omitted pursuant to a request for confidential treatment.


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A. In addition, the Company and GEA may mutually agree to count toward the milestone goals other participants brought by GEA who do not meet the criteria used in creating Exhibit A.

                  1.2 Term. The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until May 21, 2004.

                  1.3. Exercise Price. The exercise price (the "Warrant Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to [*].

         2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

                  2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this subsection 2.1 and subsections 2.2 and 2.3 of this Section 2.

                  2.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Series B Preferred Stock or the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of the Series B Preferred Stock or Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price then in effect, the number of shares of

Portions of this exhibit marked by [*] have been omitted pursuant to a request for confidential treatment.


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common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets to which the holder would have been entitled upon such consummation of such event if such holder had exercised this Warrant immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 2. For purposes of this Section 2.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Warrant Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

                  2.4 Conversion or Redemption of Warrant Stock. If at the time of any exercise of this Warrant there are no other shares of Warrant Stock outstanding (such shares having been converted or redeemed), this Warrant shall be exercisable for Common Stock instead of Warrant Stock in the same amounts, for the same prices and on the same terms, and all references herein to "Warrant Stock" shall be changed to refer to "Common Stock."

         3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.



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

         4. No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a shareholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

         5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

         6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

         7. Right to Convert Warrant for Warrant Stock.

                  7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into shares of Warrant Stock as provided in this Section 7, subject to the restrictions set forth in subsection 7.3 hereof. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof ), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).



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

                  7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection
7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective immediately upon surrender of this Warrant (the "Conversion Date"). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under subsection 2.1) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date.

                  7.3 Restrictions on Conversion Right. In the event that, in connection with or following a public offering of the Company's Common Stock, the Conversion Right contained herein would, at any time this Warrant remains outstanding, be deemed by the Company' s independent certified public accountants to trigger a charge to the Company's earnings for financial reporting purposes, then the Conversion Right as specified in section 7.1 shall automatically terminate upon the Company's written notice to the Holder of such adverse accounting treatment.

                  7.4 Determination of Fair Market Value. For purposes of this
Section 7, fair market value of a share of Warrant Stock as of a particular date (the "Determination Date") shall mean:

                           (a) In the case of a public offering, the initial
"Price to Public" specified in the final prospectus with respect to such offering if the Holder elects to exercise its Warrants at that time. If the Holder elects to exercise its warrants in whole or in part after a public offering, the fair market value of a share of Warrant Stock shall be the last closing price per share on such date;

                           (b) In the case of an acquisition of a controlling
interest (51% or more) of BuildNet stock, the effective per share consideration to be received in an Acquisition by holders of the Warrant Stock, which price shall be as specified in the agreement entered into with respect to such Acquisition and determined assuming receipt of the aggregate exercise price of all outstanding warrants to purchase Warrant Stock (the "Outstanding Warrants"), or if no such price is set forth in the agreement concerning the Acquisition, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including the aggregate exercise price of all Outstanding Warrants; or

                           (c) In any other case, the price determined in good
faith by the Company's Board of Directors.

         8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company



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setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         9. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "Commission") to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. Miscellaneous. This Warrant shall be governed by the laws of the State of New York The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.



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         12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

         13. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

         14. No Impairment. The Company shall not by any action, including, without limitation, amending its Articles of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Series B Preferred Stock or Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series B Preferred Stock or Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.



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         IN WITNESS WHEREOF, the undersigned officer of the Company has set his hands as of the date first above written.


                                             BUILDNET, INC.


                                             By: /s/ Keith T. Brown
                                                 -------------------------------
                                                 Keith T. Brown, President



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                                    EXHIBIT A

                  TOP MANUFACTURERS, DISTRIBUTORS AND BUILDERS

                            ************************

                                       [*]


Portions of this exhibit marked by [*] have been omitted pursuant to a request for confidential treatment.